EXHIBIT L
Bellwether Plaintiffs
The list of Eligible Claimants that have served as one of the ten Public Water System Bellwether Plaintiffs in the MDL Cases

1.    Bakman Water Company
2.    City of Stuart
3.    Emerald Coast Utilities Authority
4.    Hampton Bays Water District
5.    Town of Ayer
6.    Town of Maysville
7.    Warminster Township Municipal Authority
8.    Warrington Township
9.    City of Dayton
10.    City of Sioux Falls